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                                                                    Exhibit 99.1


                            INVESTMENT CONSIDERATIONS

         The following are certain factors that could affect TECO Energy's future results. They should be considered in connection with evaluating forward-looking statements contained in this report and otherwise made by or on behalf of TECO Energy since these factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements.


GENERAL ECONOMIC CONDITIONS MAY ADVERSELY AFFECT OUR BUSINESSES.

     Our businesses are affected by general economic conditions. In particular, the projected growth in Tampa Electric's service area and in Florida is important to the realization of Tampa Electric's and Peoples Gas System's forecasts for annual energy sales growth. An unanticipated downturn in the local area's or Florida's economy could adversely affect Tampa Electric's or Peoples Gas System's expected performance.

     Our unregulated businesses, particularly TECO Transport, TECO Coal and TECO Power Services, are also affected by general economic conditions in the industries and geographic areas they serve, both nationally and internationally. TECO Power Services' investment in Empresa Electrica de Guatemala, S.A. depends on growth in the relevant service areas and in annual energy sales.

OUR BUSINESSES ARE SENSITIVE TO VARIATIONS IN WEATHER.

     Most of our businesses are affected by variations in general weather conditions and unusually severe weather. Tampa Electric's, Peoples Gas System's and TECO Power Services' energy sales are particularly sensitive to variations in weather conditions. Those companies forecast energy sales on the basis of normal weather, which represents a long-term historical average. Significant variations from normal weather could have a material impact on energy sales. Unusual weather, such as hurricanes, could adversely affect operating costs and sales.

     Peoples Gas System, which has a single winter peak period, is more weather sensitive than Tampa Electric, which has both summer and winter peak periods. Mild winter weather in Florida can be expected to negatively impact results at Peoples Gas System.

     Variations in weather conditions also affect the demand and prices for the commodities sold by TECO Coalbed Methane and TECO Coal, as well as electric power sales from TECO Power Services' merchant power plants. TECO Transport is also impacted by weather because of its effects on the supply of and demand for the products transported. Severe weather conditions could interrupt or slow service and increase operating costs of those businesses.

POTENTIAL COMPETITIVE CHANGES MAY ADVERSELY AFFECT OUR GAS AND ELECTRICITY BUSINESSES.

     The U.S. electric power industry has been undergoing restructuring. Competition in wholesale power sales has been introduced on a national level. Some states have mandated or encouraged competition at the retail level and, in some situations, required divestiture of generating assets. While there is active wholesale competition in Florida, the retail electric business has remained substantially free from direct competition. Changes in the competitive environment occasioned by legislation, regulation, market conditions or initiatives of other electric power providers, particularly with respect to retail competition, could adversely affect Tampa Electric's business and its performance.

     The gas distribution industry has been subject to competitive forces for several years. Gas services provided by Peoples Gas System are now unbundled for all non-residential customers. Because Peoples Gas System earns margins on distribution of gas, but not on the commodity itself, unbundling has not negatively impacted Peoples Gas System results. However, future structural changes that we cannot predict could adversely affect Peoples Gas System.

OUR GAS AND ELECTRICITY BUSINESSES ARE HIGHLY REGULATED AND ANY CHANGES IN REGULATORY STRUCTURES COULD LOWER REVENUES OR INCREASE COSTS OR COMPETITION.

     Tampa Electric and Peoples Gas System operate in highly regulated industries. Their retail operations, including the prices charged, are regulated by the Florida Public Service Commission, and Tampa Electric's

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wholesale power sales and transmission services are subject to regulation by the
Federal Energy Regulatory Commission (FERC). Changes in regulatory requirements or adverse regulatory actions could have an adverse effect on Tampa Electric's or Peoples Gas System's performance by, for example, increasing competition or costs, threatening investment recovery or impacting rate structure.

     TECO Coal's forecast includes the benefits associated with the generation and/or monetization of Section 29 tax credits related to the production of non-conventional fuels. Future changes in the laws, regulations or administration governing these tax credits could impact TECO Coal's quantity of qualified synfuel production and, accordingly, the amount and realizable value of available tax credits.

COMMODITY PRICE CHANGES MAY AFFECT THE OPERATING COSTS AND COMPETITIVE POSITIONS OF OUR BUSINESSES.

     Most of our businesses are sensitive to changes in coal, gas, oil and other commodity prices. Any changes could affect the prices these businesses charge, their operating costs and the competitive position of their products and services.

     In the case of Tampa Electric, currently fuel costs used for generation are mostly affected by the cost of coal. Future fuel costs will be impacted by the cost of natural gas as well as coal. Tampa Electric is able to recover the cost of fuel through retail customers' bills, but increases in fuel costs affect electric prices and, therefore, the competitive position of electricity against other energy sources.

     Regarding wholesale sales of electricity, the ability to make sales and margins on power sales are currently affected by the cost of coal to Tampa Electric, particularly as it compares to the cost of gas and oil to other power producers.

     In the case of TECO Power Services, results are impacted by changes in the market price for electricity. The profitability of merchant power plants is heavily dependent on the price for power in the markets they serve. Wholesale power prices are set by the market assuming a cost for the input energy and conversion efficiency, but the fixed costs may not be reflected in the price for spot, or excess, power.

     In the case of Peoples Gas System, costs for purchased gas and pipeline capacity are recovered through retail customers' bills, but increases in gas costs affect total retail prices and therefore the competitive position of Peoples Gas System relative to electricity, other forms of energy and other gas suppliers.

     Changes in gas, oil and coal prices directly affect the margins at our unregulated businesses. For example, TECO Coalbed Methane is exposed to commodity price risk through the sale of natural gas. A hypothetical 10% change in any one year in the market price of natural gas would have an estimated earnings impact of $4 million. TECO Coal is exposed to commodity price risk through coal sales. A hypothetical 10% change in the market price of coal in any one year would have an estimated earnings impact of between $15 million and $20 million. TECO Transport is exposed to commodity price risk through fuel purchases. A hypothetical 10% change in the market price of fuel in any one year would have an estimated earnings impact of $1 million.

     Further, natural gas prices have been increasingly volatile and, accordingly, the earnings from TECO Coalbed Methane are increasingly difficult to predict.

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TECO COALBED METHANE'S RESULTS WILL BE INCREASINGLY DEPENDENT UPON GAS PRICES
AND GAS PRODUCTION LEVELS.

     Although we currently have plans to sell TECO Coalbed Methane, until or unless such sale occurs, the business' performance will affect our consolidated results. The Section 29 tax credit for coalbed methane is set to expire on December 31, 2002. As a result, TECO Coalbed Methane's results will be increasingly affected by gas prices, which are volatile, and affected by its level of production, which is naturally declining. Our forecast assumes that production will decline 8% per year. Actual production levels may be different than those we assumed.

WE MAY BE UNABLE TO TAKE ADVANTAGE OF OUR EXISTING TAX CREDITS.

     We derive a portion of our net income from non-conventional fuels tax credits. Our use of these tax credits is dependent on our generating sufficient taxable income against which to use the credits. These credits could be impacted by or become unavailable due to actions of the Internal Revenue Service or the U.S. Treasury or changes in law, regulation or administration.

IF WE ARE UNABLE TO REDUCE CAPITAL EXPENDITURES OR SUCCESSFULLY COMPLETE PLANNED MONETIZATION TRANSACTIONS TO THE EXTENT ANTICIPATED, OUR FINANCIAL CONDITION AND RESULTS COULD BE ADVERSELY AFFECTED.

     Part of our business plan for 2003 includes reducing previously anticipated capital expenditures by approximately $250 million in order to maximize cash flows and reduce the need for external financings. We cannot provide any assurance that such expenditure reductions will be successfully achieved. Our business plan also includes plans to monetize material amounts of our Section 29 tax credits related to TECO Coal synthetic fuel production capability and Tampa Electric's Polk Power Station's coal gasification unit as well as to sell our TECO Coalbed Methane business. We cannot be certain, however, that we will find purchasers or realize the expected value of these transactions with the anticipated impact on our cash flow position. Depending on the success of these planned expenditure reductions and monetization transactions, we may need to seek external financings, which, in the case of debt financings, could adversely affect our balance sheet strength and apply downward pressure on our credit ratings, and in the case of equity financings, could have a dilutive effect to our equity holders and our earnings per share results.

WE MAY BE UNABLE TO SUCCESSFULLY COMPLETE AND FINANCE CURRENT AND FUTURE PROJECTS ON SCHEDULE AND WITHIN BUDGET.

     TECO Power Services currently has new power generating facilities under construction. The construction of these facilities, as well as any future construction projects, involves risks of shortages and inconsistent qualities of equipment and material, labor shortages and disputes, engineering problems, work stoppages, unanticipated cost increases, and environmental or geological problems. In addition, the development of independent power plants involves considerable risks, including successful siting, permitting, financing and construction, contracting for necessary services, fuel supplies and power sales and performance by project partners. Any of these events could delay a project's construction schedule or increase its costs, which may impact our ability to generate sufficient cash flow and service our related project debt.

TECO POWER SERVICES' EXISTING AND PLANNED MERCHANT POWER PLANTS ARE AFFECTED BY MARKET CONDITIONS AND TECO POWER SERVICES MAY NOT BE ABLE TO SELL POWER AT PRICES THAT ENABLE IT TO RECOVER ITS INVESTMENTS IN THE PLANTS.

     TECO Power Services is currently operating, developing, constructing and investing in merchant power plants. A merchant power plant sells power based on market conditions at the time of sale, so TECO Power Services cannot predict with certainty:

     - the amount or timing of revenue it may receive from power sales from operating plants;

     - the differential between the cost of operations (in particular, natural gas prices) and merchant power sales revenue;

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     - regulatory actions that may affect market behavior, such as price limitations or bidding rules imposed by FERC;

     - the demand for power in a market served by our plants relative to available supply; or

     - whether it will recover its initial investment in these plants.

At present, several of the wholesale markets supplied by merchant power plants are experiencing significant pricing declines due to excess supply. Consequently, only a portion of the projected output of TECO Power Services' plants has been hedged for relatively short durations. TECO Power Services' results could be adversely affected if it is unable to sufficiently sell the output of its merchant plants at a premium to forward curve prices or if we need to write-off any capital already invested in projects we are unable to complete.

Our forecast assumes that TECO Power Services will manage these risks by:

     - entering into negotiated contracts with power purchasers resulting in higher revenues than the spot market for capacity payments and providing ancillary services for a significant portion of the plants' output;

     - avoid short positions;

     - retaining flexibility to defer, if and where possible and advisable, construction of output capacity in a market that has become oversupplied; and

     - entering into non-energy related sales to offset potential operational risks.

     However, we cannot provide any assurance as to how successfully we will be able to implement these risk management measures. For instance, in oversupplied markets, entering into forward contracts could be difficult. Also, we cannot be certain that we will satisfactorily resolve our current dispute with Electric Reliability Council of Texas (ERCOT) regarding our provision of ancillary services or enter into a service contract with ERCOT.

PROBLEMS WITH OPERATIONS COULD CAUSE US TO INCUR SUBSTANTIAL COSTS.

     Each of our subsidiaries is subject to various operational risks, including accidents or equipment breakdown or failure and operations below expected levels of performance or efficiency. As operators of power generation facilities, Tampa Electric and TECO Power Services could incur problems such as the breakdown or failure of power generation equipment, transmission lines, pipelines or other equipment or processes which would result in performance below assumed levels of output or efficiency. Our forecast assumes normal operations and normal maintenance periods for our subsidiaries' facilities.

OUR FINANCIAL CONDITION MAY BE MATERIALLY ADVERSELY AFFECTED BY FURTHER RATINGS DOWNGRADES.

     On September 23, 2002, Fitch Ratings lowered the ratings on our senior unsecured debt to BBB from A-. On September 24, 2002 Moody's Investor Services and Standard & Poor's Ratings Service lowered their ratings on our senior unsecured debt to Baa2 from A3 and to BBB- from BBB+, respectively. The agencies also lowered the ratings on other of our securities, as well as those of TECO Finance and Tampa Electric. The rating outlook from Fitch and Moody's has been revised to stable from negative while the outlook from Standard & Poor's remains negative.

     These downgrades and any future downgrades may affect our ability to borrow and may increase our financing costs, which may decrease our earnings. We are also likely to experience greater interest expense than we may have otherwise if, in future periods, we replace maturing debt with new debt bearing higher interest rate spreads due to our lower credit ratings.

     In addition to affecting interest rates, our lowered credit ratings may affect the amounts of indebtedness, types of financing structures and debt markets that are available to us. For example, we may not have sufficient access to the commercial paper market to satisfy our short-term borrowing needs. To the extent that

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the combined outstanding short-term borrowings under our bank credit facilities and our and Tampa Electric's commercial paper program were to exceed the market capacity for such borrowings at the expiration of the bank credit facilities, our continued liquidity would depend upon our ability to reduce that short-term debt through a combination of capital market borrowings, asset sales, operational cash generation, capital expenditure reduction and other means. While we have implemented a program of cash flow preservation and generation through those means, we cannot be sure that they will be sufficient to cover any liquidity shortfall. Also, we could suffer negative banking, investor and public relations repercussions if we were to draw upon the bank facilities, which are intended to serve as a back-up source of liquidity only. Such impacts could cause further deterioration in our cost of and ability to access capital.

     We have guaranteed $500 million in fully-drawn equity bridge facilities for the construction of the Gila River and Union Power projects. Our guarantees of the equity bridge facilities and the equity contribution agreements for those projects require that we maintain senior unsecured credit ratings from Moody's and Standard & Poor's of not less than one rating of BBB and one rating of BBB-in either combination. Our current ratings are BBB- with a negative outlook from Standard & Poor's and Baa2 (equivalent to BBB) with a stable outlook from Moody's. A further downgrade from either Standard & Poor's or Moody's would trigger a failure to meet these covenants, thereby requiring the delivery of letters of credit to secure the obligations, and the failure to deliver such letters within the time allotted may constitute an event of default under the terms of the credit facilities relating to the Gila River and Union Power projects.

WE ARE VULNERABLE TO INTEREST RATE CHANGES AND MAY NOT HAVE ACCESS TO CAPITAL AT FAVORABLE RATES, IF AT ALL.

     Changes in interest rates can affect the cost of borrowing for us and our subsidiaries. We provide short-term liquidity for our non-regulated operating companies through our commercial paper program if our credit profile allows, otherwise through credit facilities. Tampa Electric also issues commercial paper. These programs are backed by our bank credit facilities. Our ability to utilize our commercial paper program is dependent upon our credit ratings and would be adversely affected by changes in the commercial paper market or if our bank credit facilities were unavailable. In order to utilize the bank credit facilities, our debt-to-capital ratio as defined in the credit agreement may not exceed 65% at the end of the applicable quarter.

WE HAVE SIGNIFICANT DEBT LEVELS THAT MAY RESTRICT OUR ABILITY TO FINANCE OUR PROJECTS OR PREVENT THE REPAYMENT OF CERTAIN DEBT, AND NOTE HOLDERS WILL HAVE A JUNIOR POSITION TO THOSE OF CREDITORS OF OUR SUBSIDIARIES AND OUR SECURED CREDITORS, IF ANY.

     To support our growth to date, we have significantly expanded our indebtedness, increased our debt-to-equity ratio and lowered our interest coverage. This increase in debt levels has increased the amount of fixed charges we are obligated to pay. The level of our indebtedness and restrictive covenants contained in existing or future financings could limit our ability to finance the acquisition and development of additional projects.

     We also incur obligations in connection with the operations of our subsidiaries and affiliates, which do not appear on our balance sheet, including in connection with the development of power projects by unconsolidated affiliates. These obligations take the form of guarantees, letters of credit and contractual commitments, as we describe in the sections titled "Off Balance Sheet Financing" and "Liquidity, Capital Resources" of the "Management's Discussion & Analysis of Financial Condition & Results of Operations" section of our periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2001. In addition, our unconsolidated affiliates from time to time incur non-recourse debt to finance their power projects. Although we are not obligated on that debt, our investments in those unconsolidated affiliates and our commitments with respect to their power projects are at risk if the projects are not successfully developed.

     Some of our debt obligations contain financial covenants related to debt-to-capital ratios and interest coverage that could prevent the repayment of subordinated debt and the payment of dividends if those payments would cause a violation of the covenants. Further, some of our subsidiaries have indebtedness containing restrictive covenants which, if violated, could prevent them from making cash distributions to us. As a holding company, we are dependent on cash flow from our subsidiaries. For this reason, holders of

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notes sold in this offering will also have a junior position to claims of creditors generally of our subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders. In addition, the notes would be effectively subordinated to our secured debt, if any.

THE INTERNATIONAL PROJECTS AND OPERATIONS OF TECO POWER SERVICES AND TECO OCEAN SHIPPING ARE SUBJECT TO RISKS THAT COULD RESULT IN LOSSES OR INCREASED COSTS.

     TECO Power Services is involved in several international projects. These projects involve numerous risks that are not present in domestic projects, including expropriation, political instability, currency exchange rate fluctuations, repatriation restrictions, and regulatory and legal uncertainties. Our forecast assumes that TECO Power Services will manage these risks through a variety of risk mitigation measures, including specific contractual provisions, teaming with strong international and local partners, obtaining non-recourse financing and obtaining political risk insurance where appropriate.

     TECO Ocean Shipping is exposed to operational risks in international ports, primarily in the form of its need to obtain suitable labor and equipment to safely discharge its cargoes in a timely manner. Our forecast assumes that TECO Ocean Shipping will manage these risks through a variety of risk mitigation measures, including retaining agents with local knowledge and experience in successfully discharging cargoes and vessels similar to those used.

CHANGES IN THE ENVIRONMENTAL LAWS AND REGULATIONS TO WHICH OUR REGULATED BUSINESSES ARE SUBJECT COULD INCREASE OUR COSTS OR CURTAIL OUR ACTIVITIES.

     Our businesses are subject to regulation by various governmental authorities dealing with air, water and other environmental matters. Changes in compliance requirements or the interpretation by governmental authorities of existing requirements may impose additional costs on us or require us to curtail some of our businesses' activities.

THE UNCERTAIN OUTCOME REGARDING THE CREATION OF REGIONAL TRANSMISSION ORGANIZATIONS, OR RTOS, MAY IMPACT OUR OPERATIONS, CASH FLOWS OR FINANCIAL CONDITION.

     Tampa Electric is continuing to make progress towards the development of its RTO, which would independently control the transmission assets of participating utilities in peninsular Florida. Given the regulatory uncertainty of the ultimate timing, structure and operations of GridFlorida or an alternate combined transmission structure, we cannot predict what effect its creation will have on our future consolidated results of operations, cash flow or financial condition.